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Don Edwards, General Counsel
Chugach Electric Association, Inc.
P.O. Box 196300
Anchorage, AK   99519-6300






                     EIGHTH SUPPLEMENTAL INDENTURE OF TRUST

              (Adding Legal Description of Additional Real Property
             Acquired by the Company to Exhibit A of the Indenture)


         THIS EIGHTH SUPPLEMENTAL INDENTURE OF TRUST, dated as of February 4, 1998, is amendatory and supplemental to that certain Indenture of Trust dated September 15, 1991 (the "Original Indenture"), by and between CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative (the "Company"), and SECURITY PACIFIC BANK WASHINGTON, N.A., a national banking association, recorded September 25, 1991, under the following recording numbers:


Recording District                            Recording Number, Book and Page
Anchorage                                      91-040327 (Book 2195, Page 178)
Kenai                                          91-7151   (Book 389, Page 637)
Palmer                                         91-011276 (Book 663,  Page 167)
Seward                                         91-1051   (Book 62, Page 251)
Valdez                                         91-0738   (Book 114, Page 233)
         The Original Indenture was amended by those, First, Second, Third, Fourth, Fifth, Sixth and Seventh Supplemental Indentures, dated as of March 17, 1993, May 19, 1994, June 29, 1994, March 1, 1995, September 6, 1995, April 3,
1996 and June 1, 1997, respectively, and recorded as follows:




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
RECORDING            Supplemental          Recording Number, Book and           Recording Date
DISTRICT              Indenture                       Page
  Anchorage             First             93-014587 (Book 2394, Page 638)       March 30, 1993
                        Second            94-036094 (Book 2656, Page 313)       May 23, 1994
                        Third             94-046579 (Book 2678, Page 629)       July 11, 1994
                        Fourth            95-015010 (Book 2772, Page 604)       March 31, 1995
                        Fifth             96-006182 (Book 2886, Page 853)       February 12, 1996
                        Sixth             96-028052 (Book 2936, Page 602)       June 10, 1996
                        Seventh           97-044282 (Book 3117, Page 356)       September 2, 1997
  Kenai                 First             94-3630 (Book 441, Page 841)          April 27, 1994
                        Second            94-4844 (Book 444, Page 348)          May 31, 1994
                        Third             94-6354 (Book 447, Page 238)          July 11, 1994
                        Fourth            95-0383 (Book 461, Page 299)          April 10, 1995
                        Fifth             96-1826 (Book 480, Page 485)          March 12, 1996
                        Sixth             96-4713 (Book 486, Page 796)          June 18, 1996
                        Seventh           97-7086 (Book 513, Page 807)          September 4, 1997
  Palmer                First             94-6629 (Book 763, Page 279)          April 26, 1994
                        Second            94-008794 (Book 768, Page 219)        May 27, 1994
                        Third             94-011249 (Book 773, Page 460)        July 11, 1994
                        Fourth            95-003739 (Book 0800, Page 693)       April 4, 1995
                        Fifth             96-003374 (Book 0840, Page 390)       March 12, 1996
                        Sixth             96-008674 (Book 0852, Page 453)       June 18, 1996
                        Seventh           97-014700 (Book 0911, Page 038)       September 4, 1997
  Seward                First             94-562 (Book 72, Page 239)            April 29, 1994
                        Second            94-0832 (Book 72, Page 786)           June 2, 1994
                        Third             94-1091 (Book 73, Page 283)           July 12, 1994
                        Fourth            95-0392 (Book 76, Page 575)           April 4, 1995
                        Fifth             96-0301 (Book 80, Page 589)           February 29, 1996
                        Sixth             96-0853 (Book 81, Page 859)           June 19, 1996
                        Seventh           97-1278 (Book 87, Page 352)           September 10, 1997
  Valdez                First             94-0604 (Book 122, Page 677)          April 27, 1994
                        Second            94-0767 (Book 122, Page 967)          May 31, 1994
                        Third             94-0971 (Book 123, Page 269)          July 11, 1994
                        Fourth            95-0383 (Book 126, Page 214)          April 10, 1995
                        Fifth             96-0158 (Book 128, Page 435)          February 28, 1996
                        Sixth             96-0550 (Book 129, Page 361)          June 19, 1996
                        Seventh           97-0972 (Book 133, Page 332)          September 22, 1997







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         The Original Indenture, as amended by the First, Second, Third, Fourth,
Fifth, Sixth and Seventh Supplemental Indentures, is referred to herein as the "Indenture." All capitalized terms used and not otherwise defined in this Eighth Supplemental Indenture shall have the meanings assigned to those terms in the Indenture, except where the context clearly indicates otherwise.

         The Indenture secures payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds (as defined in the Indenture) and the performance of the covenants contained in such Outstanding Secured Bonds and the Indenture.

         Pursuant to the Indenture, the Company did grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to Security Pacific Bank Washington, N.A., as Trustee, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible and intangible, whether then owned or thereafter acquired by the Company, except any Excepted Property (as defined in the Indenture), and granted a security interest therein for the purposes therein expressed.

         The purpose of the First, Second, Fourth, Fifth and Sixth Supplemental Indenture was to confirm the Company's intention that certain real property (described in the respective Supplemental Indentures) acquired by the Company after the date of the Original Indenture be subjected to the lien of the Indenture, and to confirm the substitution of Seattle-First National Bank (successor by merger to the original Trustee, Security Pacific Bank Washington, N.A.) as Trustee under the Indenture. The purpose of the Third Supplemental Indenture was to establish a new series of bonds to be designated First Mortgage Bonds, CoBank Series, to be issued to the National Bank for Cooperatives pursuant to the terms of a Credit Agreement between the Company and the National Bank for Cooperatives. The National Bank for Cooperatives was subsequently merged into CoBank, ACB ("CoBank"), which has thereby succeeded to the interests of the National Bank for Cooperatives under such Credit Agreement and all outstanding CoBank Bonds. The purpose of the Seventh Supplemental Indenture was to amend the terms of the Third Supplemental Indenture establishing the First Mortgage Bonds, CoBank Series, to eliminate the maximum aggregate amount of bonds of such series the Company may issue.

         As a result of the acquisition by First Trust National Association, a national banking association, of the trust business of Bank of America NW, N.A. (formerly known as Seattle-First National Bank), First Trust National Association has succeeded to the interest of the Trustee under the Indenture.

         On August 19, 1997 the Company acquired additional interests in real property which real property was not specifically described in Exhibit A to the Indenture, but which interest was intended to be subjected to the lien of the Indenture from and after the date of the Company's acquisition thereof.

         The purpose of this Eighth Supplemental Indenture is to confirm that the Company's interest in the real property described in Exhibit A attached hereto, including the Company's interest in all improvements thereon and appurtenances thereto, is in all respects subject to the lien of the Indenture in the same manner and to the same extent as if legally described in Exhibit A to the Indenture, and Exhibit A to the Indenture is hereby amended to add the Company's interest in the real property described in Exhibit A attached to this Eighth Supplemental Indenture.





                                            CHUGACH ELECTRIC ASSOCIATION, INC.,
                                              an Alaska electric cooperative


                                                By   /s/ Eugene N. Bjornstad
                                                     Title: General Manager



                                            FIRST TRUST NATIONAL ASSOCIATION,
                                              a national banking association


                                                 By   /s/ Mike Jones
                                                Title: Assistant Vice President







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STATE OF ALASKA                             )
                                            ) ss.
THIRD JUDICIAL DISTRICT                     )

         The foregoing instrument was acknowledged before me this 11th day of February, 1998, by Eugene N. Bjornstad, the General Manager of CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative, on behalf of the cooperative.


                                                   /s/ Dianne Hillemeyer
                                                NOTARY PUBLIC in and for Alaska.
                                                My commission expires 5-13-2000.



STATE OF WASHINGTON                                  )
                                                     ) ss.
COUNTY OF KING                                       )


         I certify that I know or have satisfactory evidence that Michael A. Jones, is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Assistant Vice President of FIRST TRUST NATIONAL ASSOCIATION, to be the free and voluntary act and deed of said national banking association, for the uses and purposes therein mentioned.

         Given under my hand and official seal this 17 day of February, 1998.


                               /s/ Colleen Rideout
                               Print name: Colleen Rideout
                               NOTARY  PUBLIC  in and  for
                               Washington,   residing   at
                               King  County My  commission
                               expires 4/25/99.







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                                    EXHIBIT A
                          (Eighth Supplement Indenture)




Lot Twenty Eight (28), Block Two (2), Settlers Bay Subdivision Unit No. 1, according to Plat No. 75-61, Palmer Recording District, Third Judicial District, State of Alaska.




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